For More Information Contact:
Media Relations:                                     Investor Relations:
Jennifer Baier Marchetta                               Ria Marie Carlson
Ingram Micro Inc.                                      Ingram Micro Inc.
(714) 382-2692                                            (714) 382-4400
jennifer.marchetta@ingrammicro.com           ria.carlson@ingrammicro.com


                INGRAM MICRO REPORTS SECOND QUARTER 2001 RESULTS

                        Significant Improvements Made in
            Reducing Operating Expenses, Strengthening Balance Sheet

SANTA ANA, Calif., July 31, 2001-- Ingram Micro Inc. (NYSE: IM), the largest global wholesale provider of technology products and supply chain management services, today announced financial results for the second quarter ended June 30, 2001.

     "The slow economic environment did not hamper our efforts to streamline operations and prepare for more profitable growth," said Kent B. Foster, chairman and chief executive officer, Ingram Micro Inc. "During the quarter, we made significant improvements to our cost structure, held relatively steady with gross margins and further strengthened our balance sheet."

Second Quarter Highlights

     o Net sales were $6.0 billion, hitting the high end of the company's revised forecast, versus $7.3 billion in the second quarter of last year.

     o Gross margin improved 29 basis points, to 5.25 percent from 4.96 percent in the second quarter of 2000. Sequentially, the gross margin was within nine basis points of the prior quarter.

     o Operating expenses were reduced $22 million versus the first quarter of this year.

     o Income from operations, before reorganization costs, was $23.9 million, compared with $76.4 million in the same period last year.

     o Pre-tax income, before reorganization costs and extraordinary items, was $4.4 million, exceeding the revised forecast.

     o Net income before reorganization costs and extraordinary items was $2.6 million or $0.02 per share. Including all charges and extraordinary items, the company posted a net loss of $12.0 million or $0.08 per share versus net income of $33.2 million or $0.22 per share in the same period last year.

     o Inventory, at $1.75 billion, was reduced $559 million, or 24 percent, since the end of the first quarter of 2001 and nearly $1.2 billion, or 40 percent, since the end of 2000.

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


2-2-2 Ingram Micro Reports Second Quarter 2001 results

     o Total debt, including off-balance sheet debt, was $735 million, approximately half the levels at year-end 2000. The total debt-to-capitalization ratio of 28 percent is the lowest since the company's initial public offering in 1996.

     As we forecasted on June 13, sales in the second quarter were negatively affected by the sluggish demand for technology products. Worldwide net sales were down 17.5 percent, or approximately 16 percent before the adjustment for European exchange rates, compared with the year-ago quarter. In the U.S. region, net sales declined 24 percent to $3.39 billion, or 57 percent of the worldwide total. Sales in Europe, at $1.57 billion (26 percent of the total), remained relatively flat in local currencies but declined 8 percent in U.S. dollars. For geographic regions outside the United States and Europe, net sales fell 7 percent to $1.05 billion (17 percent of the total).

     "Average daily sales in the U.S. remained stable through most of May and June," said Michael J. Grainger, president and chief operating officer, Ingram Micro Inc. "As we previously reported, the tough economic environment moved beyond the United States during this time, with sales declining first in Canada and the U.K., followed by Scandinavia. Nevertheless in Europe we were able to maintain last year's sales levels in local currencies. Latin America exceeded sales expectations and experienced year-over-year growth."

     The demand slump also affected operating income, which declined 69 percent versus a year ago, excluding reorganization costs. Income from operations was approximately $22.4 million in the U.S. and $1.7 million in Europe, down 65 percent and 75 percent, respectively. The other geographic regions posted an aggregate operating loss of approximately $144,000, a sequential improvement, with operating profits in the Canadian and Latin American regions offset by losses in the developing Asia Pacific region.

     "Improving operating efficiencies without sacrificing customer service is our highest priority," added Grainger. "Operating expenses in the second quarter were approximately $30 million less than in the fourth quarter of 2000, and this does not include the full financial benefits of the reorganization announced last month. Reductions were made thoughtfully and the customer response has been overwhelmingly positive. We intend to make additional, carefully planned improvements throughout the rest of the year."

     Second quarter depreciation expense was $24.7 million and amortization was $4.9 million, resulting in earnings before interest, income tax, depreciation and amortization (EBITDA) of $53.5 million, excluding reorganization costs.

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


3-3-3 Ingram Micro Reports Second Quarter 2001 results

     The reorganization costs, which totaled $19.1 million pre-tax or approximately $12.0 million net of tax, include costs related to the headcount reductions and facility closures announced last month, as well as other worldwide actions taken throughout the quarter. Also posted in the quarter was an extraordinary loss of $2.6 million, net of tax effects, on the repurchase of Ingram Micro's zero coupon convertible debentures. In June, the company repurchased more than 99 percent of the debentures, at the option of the holders, for approximately $225 million in cash.

Six-month Results

     For the six-month period ended June 30, 2001, net sales totaled $13.2 billion, a decline of 12.5 percent or 11 percent before the adjustment for European exchange rates versus the comparable period a year ago. Regional six-month sales were $7.3 billion in the U.S.; $3.6 billion in Europe; and $2.3 billion in the other geographic regions. Gross margin improved 48 basis points, from 4.82 percent in the comparable period to 5.30 percent. Income from operations before reorganization costs was $94.3 million. Net income, before reorganization costs, gain on sale of securities and extraordinary items, was $29.0 million compared with $57.7 million in 2000. Including all charges and extraordinary items, six-month net income was $14.4 million or $0.10 per share in 2001 versus $129.4 million or $0.87 in 2000, which includes gains from the sale of securities in the first quarter of 2000 and from the repurchase of debentures.

Balance Sheet Results

     The company's balance sheet metrics continued to improve in the quarter. Inventory turns were 13, a historic high, and inventory days on hand were 28 versus 34 a year ago. Total debt, including off-balance sheet debt, was at a four-year low, resulting in a total debt-to-capitalization ratio of 28 percent, which is the lowest in the technology distribution industry.

Outlook for the Third Quarter

     The following statements are based on the company's current expectations and internal plan. These statements are forward-looking and actual results may differ materially, as outlined in the company's periodic filings with the SEC.

     According to the company's forecast for the third quarter ending September 29, 2001, sales are expected to range from $5.7 to $6.0 billion, with net income before any non-recurring items ranging from break-even to $6.0 million, or $0.04 per diluted share.

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


4-4-4 Ingram Micro Reports Second Quarter 2001 results

     "The economic environment requires a cautious revenue outlook," said Foster. "Despite the soft demand, we will continue to strengthen key areas of our business. Additional reductions in operating expenses will create a more competitive cost structure, while our ongoing discipline with gross margins and inventory management will enhance profitability. We will continue to find opportunities to spur growth, such as the introduction of emerging technologies and fee-based services. We are determined to enhance our leadership position in the technology distribution industry."

More Information About Ingram Micro's Financial Results

     Additional information about Ingram Micro's second quarter financial results will be presented in a conference call today at 5 p.m. EDT. To listen to the conference call via telephone, call (888) 455-0750 (toll-free within the United States and Canada) or (712) 257-0401 (other countries) and mention "Ingram Micro." A live Web-cast of the conference call will also be available on the Investor Relations page of the Ingram Micro Web site, located at www.ingrammicro.com/corp. A replay of the conference call will be available for one week through the Web site or by calling (800) 678-3180 or (402) 220-3063 (outside the United States or Canada).

Cautionary Statement for the Purpose of the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995

     The matters in this press release that are forward-looking statements are based on current management expectations that involve certain risks, including, without limitation: intense competition; continued pricing and margin pressures; failure to adjust costs in response to a sudden decrease in demand; the downturn in economic conditions continues or worsens; the potential for declines in inventory values and continued restrictive vendor terms and conditions; the potential decline as well as seasonal variations in demand for Ingram Micro's products and services; unavailability of adequate capital; management of growth; failure of information systems; interest rate and foreign currency fluctuations; impact of governmental controls and political or economic instability on foreign operations; changes in local, regional, and global economic conditions and practices; dependency on key individuals; product supply shortages; the potential termination of a supply agreement with a major supplier; acquisitions; rapid product improvement and technological change and resulting obsolescence risks; risk of credit loss; dependency on independent shipping companies; and the changes in terms of subsidized floor plan financing.

     Ingram Micro has instituted in the past and continues to institute changes to its strategies, operations and processes to address these risk factors and to mitigate their impact on Ingram Micro's results of operations and financial condition. However, no assurances can be given that Ingram Micro will be successful in these efforts. For a further discussion of these and other significant factors to consider in connection with forward-looking statements concerning Ingram Micro, reference is made to Exhibit 99.01 of Ingram Micro's Annual Report on Form 10-K for the fiscal year ended December 30, 2000; other risks or uncertainties may be detailed from time to time in Ingram Micro's future SEC filings.

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


5-5-5 Ingram Micro Reports Second Quarter 2001 results

About Ingram Micro Inc.

     Ingram Micro Inc. is the largest global wholesale provider of technology products and supply chain management services. The company operates in 36 countries with sales of $30.7 billion for the fiscal year 2000. Ingram Micro's global regions provide the distribution of technology products and services, marketing development and supply chain management services to more than 175,000 technology solution providers and 1,700 manufacturers. The company is focused on maximizing shareowner value and achieving customer satisfaction through innovation in the information technology supply chain. Visit www.ingrammicro.com/corp.

                                     # # #

                                     01-24

(C)2001 Ingram Micro Inc. All rights reserved. Ingram Micro is a trademark used under license by Ingram Micro Inc. All other logos, brand names and product names are trademarks of their respective companies.

                               INGRAM MICRO INC.
--------------------------------------------------------------------------------

                           CONSOLIDATED BALANCE SHEET
                               (Dollars in 000s)
                                  (Unaudited)

                                                      June 30,      December 30,
                                                       2001            2000
                                                   ------------    ------------
ASSETS
    Current assets:
      Cash                                           $ 118,753       $ 150,560
      Investment in available-for-sale securities       48,765          52,897
      Accounts receivable, including retained
        interest in securitized receivables, net     2,273,082       2,352,672
      Inventories                                    1,752,243       2,919,117
      Other current assets                             292,292         294,838
                                                   ------------    ------------
          Total current assets                       4,485,135       5,770,084

    Property and equipment, net                        336,138         350,829
    Goodwill, net                                      412,765         430,853
    Other                                               54,528          57,216
                                                   ------------    ------------
      Total assets                                 $ 5,288,566     $ 6,608,982
                                                   ============    ============

LIABILITIES AND STOCKHOLDERS' EQUITY
    Current liabilities:
      Accounts payable                             $ 2,483,302     $ 3,725,080
      Accrued expenses                                 300,275         350,111
      Current maturities of long-term debt              23,477          42,774
                                                   ------------    ------------
          Total current liabilities                  2,807,054       4,117,965

    Convertible debentures                                 394         220,035
    Other long-term debt                               512,109         282,809
    Other                                               96,580         113,781
                                                   ------------    ------------
          Total liabilities                          3,416,137       4,734,590

    Stockholders' equity                             1,872,429       1,874,392
                                                   ------------    ------------
      Total liabilities and stockholders' equity   $ 5,288,566     $ 6,608,982
                                                   ============    ============

                              INGRAM MICRO INC.

                       CONSOLIDATED STATEMENT OF INCOME
                   (Dollars in 000s, except per share data)
                                 (Unaudited)

                           Thirteen Weeks Ended      Twenty-six Weeks Ended
                          June 30,      July 1,      June 30,      July 1,
                            2001          2000         2001         2000
                        -----------   -----------   -----------  -----------
    Net sales            $6,017,276    $7,295,059   $13,210,765  $15,091,409
    Cost of sales         5,701,666     6,933,547    12,510,960   14,363,701
                        -----------   -----------   -----------  -----------
    Gross profit            315,610       361,512       699,805      727,708
    Selling, general and
     administrative
     expenses               291,736       285,121       605,461      580,786
                        -----------   -----------   -----------  -----------
    Income from operations
     before reorganization
     costs                   23,874        76,391        94,344      146,922
    Reorganization costs     19,056            --        19,056           --
                        -----------   -----------   -----------  -----------
    Income from operations    4,818        76,391        75,288      146,922
    Interest and other
     expense (income)        19,518        22,832        47,014      (58,617)
                        -----------   -----------   -----------  -----------
    Income (loss) before
     income taxes           (14,700)       53,559        28,274      205,539
    Provision for
     income taxes            (5,292)       20,503        11,253       78,479
                        -----------   -----------   -----------  -----------
    Income (loss) before
     extraordinary items     (9,408)       33,056        17,021      127,060
    Extraordinary (loss)
     gain on repurchase
     of debentures (net of
     ($1,634), $113, ($1,634)
     and $1,408 in income
     taxes, respectively)    (2,610)          187        (2,610)       2,316
                        -----------   -----------   -----------  -----------
    Net income (loss)      $(12,018)      $33,243       $14,411     $129,376
                        ===========   ===========   ===========  ===========
    Diluted earnings
     per share               $(0.08)        $0.22         $0.10        $0.87
                        ===========   ===========   ===========  ===========
    Diluted weighted
     average shares
     outstanding        147,131,965   149,700,725   149,510,569  148,435,200
                        ===========   ===========   ===========  ===========